10(D)(13)(b)
AMENDMENT NO. 1
to the
SERVOTRONICS, INC.
2001 LONG-TERM STOCK INCENTIVE PLAN

WHEREAS, Servotronics, Inc. (the “Company”), established the Servotronics, Inc. 2001 Long-Term Stock Incentive Plan (the “Plan”), effective July 3, 2001, and

WHEREAS, the Board of Directors of the Company reserved the right to amend the Plan at any time, provided the amendment does not have an adverse effect on the rights of any participant under any outstanding award or, without the approval of the Company’s stockholders, increase the aggregate number of shares for which awards may be granted or decrease the minimum exercise price specified in respect of options or change the class of employees eligible to receive incentive stock options under the Plan, and

WHEREAS, the Board of Directors has approved the amendment of the Plan set forth below.

NOW, THEREFORE, the Plan is amended effective January 30, 2008, as follows:

1.  Section 6.7 entitled “Exercise of Options” is hereby amended by the addition of the following paragraph:

“Each Optionee of Options granted pursuant to this Plan may, in the Optionee’s sole discretion, offer to surrender to the Company some or all of the Optionee’s currently exercisable options for a payment by Company check as set forth in the form of surrender attached to these minutes for Optionees under the 2001 Plan. The Company, in its sole discretion, may accept or reject the Optionee’s offer. The Chief Executive Officer of the Company or any person to whom he delegates this authority, is authorized on behalf of the Company to accept or reject the Optionee’s offer in his or her sole discretion. If the Company does not accept the Optionee’s offer, the Optionee will retain the offered Options, which will remain exercisable according to their terms and, before expiration, may again be offered by Optionee at Optionee’s discretion for surrender to the Company by Optionee (if not previously exercised) in accordance with the previous sentences of this paragraph.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed as of January 30, 2008.

                                                                                       SERVOTRONICS, INC.

                                                                                       By:      /s/Cari L. Jaroslawsky
                                                                                            Cari L. Jaroslawsky
                                                                                            Chief Financial Officer